SLM Student Loan Trust 2003-4 Quarterly Servicing Report
Report Date: 11/30/2005 Reporting Period: 09/1/05-11/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
A	i	Portfolio Balance			$1,867,068,740.70	($63,917,634.87)	$1,803,151,105.83

	ii	Interest to be Capitalized			8,322,776.67		8,826,848.66

	iii	Total Pool			$1,875,391,517.37		$1,811,977,954.49

	iv	Specified Reserve Account Balance			4,688,478.79		4,529,944.89

	v	Total Adjusted Pool			$1,880,079,996.16		$1,816,507,899.38

B	i	Weighted Average Coupon (WAC)			6.237%		6.220%
	ii	Weighted Average Remaining Term			253.61		252.38
	iii	Number of Loans			97,014		94,200
	iv	Number of Borrowers			59,162		57,385
	v	Aggregate Outstanding Principal Balance — T-Bill			$335,185,005.03		$316,049,328.53
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,540,206,512.34		$1,495,928,625.96

						% of		% of
	Notes and Certificates			Spread	Balance 09/15/2005	O/S Securities*	Balance 12/15/2005	O/S Securities*
C	i	A-1 Notes	78442GGH3	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGJ9	0.040%	69,185,996.16	3.680%	5,613,899.38	0.309%
	iii	A-3 Notes	78442GGK6	0.100%	290,000,000.00	15.425%	290,000,000.00	15.965%
	iv	A-4 Notes	78442GGL4	0.220%	314,000,000.00	16.701%	314,000,000.00	17.286%
	v	A-5A Notes *	78442GGD2	0.020%	200,000,000.00	10.638%	200,000,000.00	11.010%
	vi	A-5B Notes	78442GGE0	—	200,000,000.00	10.638%	200,000,000.00	11.010%
	vii	A-5C Notes	78442GGF7	0.160%	338,527,000.00	18.006%	338,527,000.00	18.636%
	viii	A-5D Notes	78442GGG5	—	200,000,000.00	10.638%	200,000,000.00	11.010%
	ix	A-5E Notes	78442GGN0	0.250%	200,000,000.00	10.638%	200,000,000.00	11.010%
	x	B Notes	78442GGM2	0.650%	68,367,000.00	3.636%	68,367,000.00	3.764%

	xi	Total Notes			$1,880,079,996.16	100.000%	$1,816,507,899.38	100.000%

	*Percentages may not total 100% due to rounding.

	Reserve Account				09/15/2005		12/15/2005
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$4,688,478.79		$4,529,944.89
	iv	Reserve Account Floor Balance ($)			$3,384,496.00		$3,384,496.00
	v	Current Reserve Acct Balance ($)			$4,688,478.79		$4,529,944.89

	Other Accounts				09/15/2005		12/15/2005
E	i	Remarketing Fee Account			$3,634,844.50		$3,659,844.50
	ii	Capitalized Interest Account			$—		$—
	iii	Principal Accumulation Account (A-5A)			$—		$—
	iv	Supplemental Interest Account (A-5A)			$—		$—
	v	Principal Accumulation Account (A-5B)			$—		$—
	vi	Supplemental Interest Account (A-5B)			$—		$—
	vii	Principal Accumulation Account (A-5D)			$—		$—
	viii	Supplemental Interest Account (A-5D)			$—		$—

	General Trust Information
F	i	Indenture Trustee	Bank of New York			iii Servicer		Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.			iv Swap Counterparty		Morgan Stanley

		Initial Pool Balance	$2,256,330,493.30

* PLEASE NOTE: The A-5A Notes were remarketed in their entirety on 9/15/05. The new structure is reflected on the current Servicer Report dated 11/30/05.

II. 2003-4 Transactions from: 08/31/2005 through 11/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$67,113,832.95
	ii	Principal Collections from Guarantor	5,964,402.79
	iii	Principal Reimbursements	26,385.61
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$73,104,621.35

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,691.44
	ii	Capitalized Interest	(9,190,677.92)

	iii	Total Non-Cash Principal Activity	$(9,186,986.48)

C	Total Student Loan Principal Activity		$63,917,634.87

D	Student Loan Interest Activity
	i	Regular Interest Collections	$17,625,072.27
	ii	Interest Claims Received from Guarantors	359,495.08
	iii	Collection Fees/Returned Items	7,165.33
	iv	Late Fee Reimbursements	237,425.74
	v	Interest Reimbursements	7,883.18
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,750,134.26
	viii	Subsidy Payments	1,297,885.63

	ix	Total Interest Collections	$23,285,061.49

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$44.75
	ii	Capitalized Interest	9,190,677.92

	iii	Total Non-Cash Interest Adjustments	$9,190,722.67

F	Total Student Loan Interest Activity		$32,475,784.16

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$275,667.20

III. 2003-4 Collection Account Activity 08/31/2005 through 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$28,456,807.04
	ii	Consolidation Principal Payments	44,621,428.70
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(27.79)
	vi	Re-purchased Principal	26,413.40

	vii	Total Principal Collections	$73,104,621.35

B	Interest Collections
	i	Interest Payments Received	$22,493,059.90
	ii	Consolidation Interest Payments	539,527.34
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	5,065.01
	vi	Re-purchased Interest	2,818.17
	vii	Collection Fees/Returned Items	7,165.33
	viii	Late Fees	237,425.74

	ix	Total Interest Collections	$23,285,061.49

C	Other Reimbursements		$320,829.97

D	Reserves In Excess of the Requirement		$158,533.90

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Swap Receipt, Morgan Stanley		$3,705,000.00

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income		$589,583.75

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$101,163,630.46

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,551,201.85)
		Consolidation Loan Rebate Fees	$(4,750,881.22)

K	NET AVAILABLE FUNDS		$94,861,547.39

L	Servicing Fees Due for Current Period		$759,132.20

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$784,132.20

IV. 2003-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	6.083%	6.065%	70,872	64,653	73.053%	68.634%	$1,270,499,994.19	$1,151,176,059.32	68.048%	63.842%
31-60 Days Delinquent	6.784%	6.648%	2,249	2,739	2.318%	2.908%	$47,704,765.39	$55,416,487.47	2.555%	3.073%
61-90 Days Delinquent	6.880%	6.729%	1,359	1,400	1.401%	1.486%	$28,539,779.90	$28,175,109.02	1.529%	1.563%
91-120 Days Delinquent	7.153%	7.146%	672	607	0.693%	0.644%	$14,513,234.84	$12,938,478.89	0.777%	0.718%
> 120 Days Delinquent	7.238%	7.268%	1,497	1,362	1.543%	1.446%	$31,013,403.02	$30,256,666.13	1.661%	1.678%

Deferment
Current	6.418%	6.445%	8,398	7,879	8.656%	8.364%	$171,734,816.85	$160,272,216.33	9.198%	8.888%

Forbearance
Current	6.476%	6.378%	11,783	15,359	12.146%	16.305%	$298,904,683.14	$360,861,924.09	16.009%	20.013%

TOTAL REPAYMENT	6.235%	6.218%	96,830	93,999	99.810%	99.787%	$1,862,910,677.33	$1,799,096,941.25	99.777%	99.775%
Claims in Process (1)	7.425%	7.073%	184	201	0.190%	0.213%	$4,158,063.37	$4,054,164.58	0.223%	0.225%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	6.237%	6.220%	97,014	94,200	100.000%	100.000%	$1,867,068,740.70	$1,803,151,105.83	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-4 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$26,951,252.79
B	Interest Subsidy Payments Accrued During Collection Period		1,193,206.54
C	SAP Payments Accrued During Collection Period		4,624,522.05
D	Investment Earnings Accrued for Collection Period		589,583.75
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(4,750,881.22)

G	Net Expected Interest Collections		$28,607,683.91

H	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$500,000,000.00

	ii	Libor	3.87000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments				Morgan Stanley
				A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc	A-5D Swap Calc	A-5E Swap Calc
i	Notional Swap Amount			—	200,000,000	—	200,000,000	—

SLM Student Loan Trust Pays:
iia	3 Month Libor			0.00000%	3.87000%	0.00000%	3.87000%	0.00000%
iib	Spread			0.00000%	0.18900%	0.00000%	0.27400%	0.00000%

iic	Pay Rate			0.00000%	4.05900%	0.00000%	4.14400%	0.00000%
iii	Gross Swap Payment Due Counterparty			$0.00	$2,052,050.00	$0.00	$2,095,022.22	$0.00
iv	Days in Period	09/15/2005	12/15/2005	91	91	91	91	91

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate			0.00000%	3.39000%	0.00000%	4.02000%	0.00000%
vi	Gross Swap Receipt Due Trust			$0.00	$1,695,000.00	$0.00	$2,010,000.00	$0.00
vii	Days in Period	09/15/2005	12/15/2005	90	90	90	90	90

VI. 2003-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	—	0.00000%	—

B	Class A-2 Interest Rate	0.009883611	(09/15/05- 12/15/05)	3.91000%	LIBOR

C	Class A-3 Interest Rate	0.010035278	(09/15/05- 12/15/05)	3.97000%	LIBOR

D	Class A-4 Interest Rate	0.010338611	(09/15/05- 12/15/05)	4.09000%	LIBOR

E	Class A-5A Interest Rate	0.009833056	(09/15/05- 12/15/05)	3.89000%	LIBOR

F	Class A-5B Interest Rate	0.008475000	(09/15/05- 12/15/05)	3.39000%	Fixed

G	Class A-5C Interest Rate	0.010186944	(09/15/05- 12/15/05)	4.03000%	LIBOR

H	Class A-5D Interest Rate	0.010050000	(09/15/05- 12/15/05)	4.02000%	Fixed

I	Class A-5E Interest Rate	0.010414444	(09/15/05- 12/15/05)	4.12000%	LIBOR

J	Class B Interest Rate	0.011425556	(09/15/05- 12/15/05)	4.52000%	LIBOR

VII. 2003-4 Inputs From Prior Period 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,867,068,740.70
	ii	Interest To Be Capitalized	8,322,776.67

	iii	Total Pool	$1,875,391,517.37
	iv	Specified Reserve Account Balance	4,688,478.79

	v	Total Adjusted Pool	$1,880,079,996.16

B	Total Note and Certificate Factor		0.8249967
C	Total Note Balance		$1,880,079,996.16

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B

	i	Current Factor	0.000000000	0.243612663	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$69,185,996.16	$290,000,000.00	$314,000,000.00	$200,000,000.00	$200,000,000.00	$338,527,000.00	$200,000,000.00	$200,000,000.00	$68,367,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,688,478.79
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-4 Remarketing Fee and Trigger Events

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	A-5D	A-5E

	Next Reset Date	06/15/2009	03/17/2008	03/17/2008	03/15/2010	03/15/2010
	Distributions until next Reset Date	14	9	9	17	17

i	Beginning Remarketing Fee Account Balance	$350,000	$700,000	$1,184,845	$700,000	$700,000
ii	Remarketing Fees paid this Distribution	$—	$—	$—	$—	$—

iii	Remarketing Fee Account Balance after Fees	$350,000	$700,000	$1,184,845	$700,000	$700,000

iv	Reset Period Target Amount	$700,000	$700,000	$1,184,845	$700,000	$700,000
v	Quarterly Funding Amount	$25,000	$—	$—	$—	$—
vi	Excess Release to Collection Account	$—	$—	$—	$—	$—

IX. 2003-4 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 6/16/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-K)		$94,861,547.39	$94,861,547.39

B	Primary Servicing Fees-Current Month		$759,132.20	$94,102,415.19

C	Administration Fee		$25,000.00	$94,077,415.19

D	Aggregate Quarterly Funding Amount		$25,000.00	$94,052,415.19

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$94,052,415.19
	ii	Class A-2	$683,807.48	$93,368,607.71
	iii	Class A-3	$2,910,230.56	$90,458,377.15
	iv	Class A-4	$3,246,323.89	$87,212,053.26
	v	Class A-5A	$1,966,611.11	$85,245,442.15
	vi	Class A-5B	$1,695,000.00	$83,550,442.15
	vii	Class A-5C	$3,448,555.74	$80,101,886.41
	viii	Class A-5D	$2,010,000.00	$78,091,886.41
	ix	Class A-5E	$2,082,888.89	$76,008,997.52
	xi	Gross Swap Payment, Morgan Stanley	$4,147,072.22	$71,861,925.30

		Total	$22,190,489.89

F	Class B Noteholders’ Interest Distribution Amount		$781,130.96	$71,080,794.34

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$71,080,794.34
	ii	Class A-2	$63,572,096.78	$7,508,697.56
	iii	Class A-3	$0.00	$7,508,697.56
	iv	Class A-4	$0.00	$7,508,697.56
	v	Class A-5A	$0.00	$7,508,697.56
	vi	Class A-5B	$0.00	$7,508,697.56
	vii	Class A-5C	$0.00	$7,508,697.56
	viii	Class A-5D	$0.00	$7,508,697.56
	ix	Class A-5E	$0.00	$7,508,697.56

		Total	$63,572,096.78

H	Increase to Supplemental Interest Account		$0.00	$7,508,697.56

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$7,508,697.56

J	Increase to the Specified Reserve Account		$0.00	$7,508,697.56

K	Carryover Servicing Fees		$0.00	$7,508,697.56

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$7,508,697.56

M	Excess to Excess Distribution Certificate Holder		$7,508,697.56	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-4 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B
	i	Quarterly Interest Due			$0.00	$683,807.48	$2,910,230.56	$3,246,323.89	$1,966,611.11	$1,695,000.00	$3,448,555.74	$2,010,000.00	$2,082,888.89	$781,130.96
	ii	Quarterly Interest Paid			0.00	683,807.48	2,910,230.56	3,246,323.89	1,966,611.11	1,695,000.00	3,448,555.74	2,010,000.00	2,082,888.89	781,130.96

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Quarterly Principal Due			$0.00	$63,572,096.78	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid			0.00	63,572,096.78	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount			$0.00	$64,255,904.26	$2,910,230.56	$3,246,323.89	$1,966,611.11	$1,695,000.00	$3,448,555.74	$2,010,000.00	$2,082,888.89	$781,130.96

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 08/31/2005			$1,880,079,996.16
	ii	Adjusted Pool Balance 11/30/2005			1,816,507,899.38

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)			$63,572,096.78

	iv	Adjusted Pool Balance 08/31/2005			$1,880,079,996.16
	v	Adjusted Pool Balance 11/30/2005			1,816,507,899.38

	vi	Current Principal Due (iv-v)			$63,572,096.78
	vii	Principal Shortfall from Previous Collection Period			—
	viii	Principal Distribution Amount (vi + vii)			$63,572,096.78

	ix	Principal Distribution Amount Paid			$63,572,096.78

	x	Principal Shortfall (viii — ix)			$—

C		Total Principal Distribution			$63,572,096.78
D		Total Interest Distribution			18,824,548.63

E		Total Cash Distributions			$82,396,645.41

F	Reserve Account Reconciliation
	i	Beginning of Period Balance			$4,688,478.79
	ii	Deposits to correct Shortfall			$—

	iii	Total Reserve Account Balance Available			$4,688,478.79
	iv	Required Reserve Account Balance			$4,529,944.89

	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve — Release to Collection Account			$158,533.90
	vii	Ending Reserve Account Balance			$4,529,944.89

G	Note Balances			09/15/2005	Pay Down Factor	12/15/2005
	i	A-1 Note Balance	78442GGH3	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GGJ9	$69,185,996.16		$5,613,899.38
		A-2 Note Pool Factor		0.243612663	0.223845411	0.019767251

	iii	A-3 Note Balance	78442GGK6	$290,000,000.00		$290,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GGL4	$314,000,000.00		$314,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GGD2	$200,000,000.00		200,000,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	78442GGE0	$200,000,000.00		$200,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-5C Note Balance	78442GGF7	$338,527,000.00		$338,527,000.00
		A-5C Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	A-5D Note Balance	78442GGG5	$200,000,000.00		$200,000,000.00
		A-5D Note Pool Factor		1.000000000	0.000000000	1.000000000

	ix	A-5E Note Balance	78442GGN0	$200,000,000.00		$200,000,000.00
		A-5E Note Pool Factor		1.000000000	0.000000000	1.000000000

	x	B Note Balance	78442GGM2	$68,367,000.00		$68,367,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-4 Historical Pool Information

							2004	2003
			09/1/05-11/30/05	06/1/05-8/31/05	03/1/05-5/31/05	12/01/04-02/28/05	12/1/03-11/30/04	3/17/03-11/30/03

Beginning Student Loan Portfolio Balance			$1,867,068,740.70	$1,928,322,599.70	$1,972,765,381.09	$2,007,538,390.06	$2,153,115,766.24	$2,246,024,417.20

	Student Loan Principal Activity
	i	Regular Principal Collections	$67,113,832.95	$64,755,536.45	$47,440,583.46	$40,314,408.09	$167,328,057.16	$114,029,537.70
	ii	Principal Collections from Guarantor	5,964,402.79	6,324,330.52	6,598,291.39	4,661,352.87	$20,206,897.76	$6,426,598.45
	iii	Principal Reimbursements	26,385.61	65,250.71	35,285.26	58,545.88	$349,441.69	$5,644,684.51
	iv	Other System Adjustments	—	—	—	—	$—	$—

	v	Total Principal Collections	$73,104,621.35	$71,145,117.68	$54,074,160.11	$45,034,306.84	$187,884,396.61	$126,100,820.66
	Student Loan Non-Cash Principal Activity							$—
	i	Other Adjustments	$3,691.44	$(2,047.99)	$19,398.63	$11,886.12	$220,086.67	$1,376,553.08
	ii	Capitalized Interest	(9,190,677.92)	(9,889,210.69)	(9,650,777.35)	(10,273,183.99)	$(42,527,107.10)	$(34,568,722.78)

	iii	Total Non-Cash Principal Activity	$(9,186,986.48)	$(9,891,258.68)	$(9,631,378.72)	$(10,261,297.87)	$(42,307,020.43)	$(33,192,169.70)

(-)	Total Student Loan Principal Activity		$63,917,634.87	$61,253,859.00	$44,442,781.39	$34,773,008.97	$145,577,376.18	$92,908,650.96

	Student Loan Interest Activity
	i	Regular Interest Collections	$17,625,072.27	$18,530,690.77	$18,547,634.44	$18,981,334.20	$80,354,114.82	$60,288,881.26
	ii	Interest Claims Received from Guarantors	359,495.08	396,946.58	372,965.54	294,840.64	$1,097,007.86	$268,765.54
	iii	Collection Fees/Returned Items	7,165.33	6,075.55	6,896.13	7,020.26	$21,022.50	$8,439.83
	iv	Late Fee Reimbursements	237,425.74	232,021.65	229,353.88	243,202.05	$932,614.03	$608,948.66
	v	Interest Reimbursements	7,883.18	10,214.93	2,050.70	1,824.61	$4,481.95	$32,814.32
	vi	Other System Adjustments	—	—	—	—	$—	$—
	vii	Special Allowance Payments	3,750,134.26	2,650,148.33	1,756,989.85	622,168.54	$223,848.50	$35,556.36
	viii	Subsidy Payments	1,297,885.63	1,406,649.92	1,426,314.97	1,446,935.15	$6,157,989.41	$3,301,864.92

	ix	Total Interest Collections	$23,285,061.49	$23,232,747.73	$22,342,205.51	$21,597,325.45	$88,791,079.07	$64,545,270.89

							$—	$—
	Student Loan Non-Cash Interest Activity						$—	$—
	i	Interest Accrual Adjustment	$44.75	$(1,721.53)	$366.55	$1,499.41	$593.75	$(1,334,668.84)
	ii	Capitalized Interest	9,190,677.92	9,889,210.69	9,650,777.35	10,273,183.99	$42,527,107.10	$34,568,722.78

	iii	Total Non-Cash Interest Adjustments	$9,190,722.67	$9,887,489.16	$9,651,143.90	$10,274,683.40	$42,527,700.85	$33,234,053.94

	Total Student Loan Interest Activity		$32,475,784.16	$33,120,236.89	$31,993,349.41	$31,872,008.85	$131,318,779.92	$97,779,324.83

(=)	Ending Student Loan Portfolio Balance		$1,803,151,105.83	$1,867,068,740.70	$1,928,322,599.70	$1,972,765,381.09	$2,007,538,390.06	$2,153,115,766.24
(+)	Interest to be Capitalized		$8,826,848.66	$8,322,776.67	$9,285,745.51	$9,021,385.58	$9,164,065.22	$9,186,603.87

(=)	TOTAL POOL		$1,811,977,954.49	$1,875,391,517.37	$1,937,608,345.21	$1,981,786,766.67	$2,016,702,455.28	$2,162,302,370.11

(+)	Reserve Account Balance		$4,529,944.89	$4,688,478.79	$4,844,020.86	$4,954,466.92	$5,041,756.14	$5,405,755.93

(=)	Total Adjusted Pool		$1,816,507,899.38	$1,880,079,996.16	$1,942,452,366.07	$1,986,741,233.59	$2,021,744,211.42	$2,167,708,126.04

XII. 2003-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Jun-03	$2,235,096,883	2.23%

Sep-03	$2,196,872,561	3.57%

Dec-03	$2,162,302,370	3.81%

Mar-04	$2,128,264,880	3.91%

Jun-04	$2,096,445,658	3.91%

Sep-04	$2,052,532,682	4.29%

Dec-04	$2,016,702,455	4.35%

Mar-05	$1,981,786,767	4.37%

Jun-05	$1,937,608,345	4.61%

Sep-05	$1,875,391,517	5.17%

Dec-05	$1,811,977,954	5.66%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.